Exhibit 99.1
International Headquarters
3300 Hyland Avenue Costa Mesa, CA 92626
714,545,0100 FAX 714,556,0131
www.valeant.com

Investor Contact:	Media Contact:
Jeff Misakian, Valeant Pharmaceuticals	Dan Springer, Valeant Pharmaceuticals
714-545-0100 ext. 3309	714-545-0100 ext. 3381
VALEANT PHARMACEUTICALS REPORTS
FOURTH QUARTER AND FULL YEAR 2005 RESULTS
— Product Sales Advance 17 Percent in the Fourth Quarter, 21 Percent in the Year —
— 2005 Operating Metrics Achieved —
     COSTA MESA, Calif., February 28, 2006 – Valeant Pharmaceuticals International (NYSE: VRX) today announced fourth quarter and full year results for 2005 showing strong revenue growth and continued improvement in key operating metrics.
Fourth Quarter 2005 vs. Fourth Quarter 2004 Highlights:
•	Revenues increased 23 percent to $231.6 million compared to $188.0 million.

•	Product sales increased 17 percent to $205.4 million compared to $175.0 million.

•	Ribavirin royalties increased 101 percent to $26.2 million compared to $13.0 million.

•	Net loss was $44.8 million, or $0.48 per diluted share, compared to a net loss of $99.0 million, or $1.18 per diluted share.

•	Adjusting for certain non-GAAP items, adjusted income from continuing operations was $16.1 million, or $0.17 per diluted share, compared to $4.9 million, or $0.06 per diluted share.
     A reconciliation of GAAP to non-GAAP results is provided in Tables 2-4.
     Timothy C. Tyson, Valeant’s president and chief executive officer, said, “Strategic acquisitions and the strength of key promoted brands have enabled us to turn in another year of solid, double-digit revenue growth. Our promoted brands, excluding products acquired, led us to again exceed the average growth for the industry. Because of this strong top-line growth and our continued focus on operating efficiencies, we achieved every one of our metric targets for the year.”

Full Year 2005 vs. 2004:
•	Revenues increased 21 percent to $822.7 million compared to $682.5 million.

•	Product sales increased 21 percent to $731.0 million compared to $606.1 million.

•	Ribavirin royalties increased 20 percent to $91.6 million compared to $76.4 million.

•	Net loss was $188.3 million, or $2.05 per diluted share, compared to a net loss of $169.8 million, or $2.02 per diluted share.

•	Adjusting for non-GAAP items, adjusted income from continuing operations was $34.8 million, or $0.37 per diluted share, compared to $6.0 million, or $0.07 per diluted share.
Revenues:
     The advance in product sales in the 2005 fourth quarter and full year was led by the growth of products from the acquisition of Xcel Pharmaceuticals earlier in the year and growth in other key promoted brands. Acquisitions have been a core component of the company’s growth strategy as evidenced by the success of our Xcel acquisition and the company’s recent purchase of Infergen®. Overall, promoted brands grew 33 percent in the 2005 fourth quarter and 44 percent for the full year, primarily from sales of Diastat®, Migranal®, Efudex®, Bedoyecta™, Kinerase® and Cesamet™.
     Sales of products acquired from Xcel totaled $18.9 million in the 2005 fourth quarter, compared to the $18.5 million in sales recorded by Xcel in the same period last year. Sales of products acquired from Xcel since the acquisition date of March 1, 2005 were $73.4 million. On a pro forma basis, assuming Valeant’s ownership for the full year, sales of these products in 2005 would have been $85.0 million, a 32 percent increase over the $64.4 million in sales recorded by Xcel in 2004.
     Foreign currency reduced product sales by $0.7 million in the 2005 fourth quarter and increased product sales by $19.4 million for the 2005 full year. Foreign currency had a favorable impact on the company’s adjusted operating loss of $2.3 million in the 2005 fourth quarter and $7.4 million in the 2005 full year.
     The increase in ribavirin royalties for the 2005 fourth quarter and year was primarily due to sales of ribavirin in Japan.
Regional Sales Performance:
     North America product sales increased 42 percent in the 2005 fourth quarter and 62 percent for the 2005 year, compared to the same periods last year. Increases in both periods were primarily due to the growth of acquired products, particularly Diastat and Migranal, and from the promoted products, Kinerase, Efudex and Cesamet. Excluding acquired products, sales in North America decreased 2 percent in the 2005 fourth quarter and increased 10 percent for the full year compared to the same periods last year. The 2005 fourth quarter decline was primarily due a combination of wholesale purchasing patterns and the discontinuation of unprofitable, non-promoted products.

2

     European product sales increased three percent in the 2005 fourth quarter and year, compared to the same periods last year. Foreign currency translation had a negative impact on European sales in the 2005 fourth quarter, reducing product sales by $4.4 million. For the 2005 full year, Europe benefited from currency translation, which increased product sales by $7.6 million. A number of promoted products performed well in Europe, including Solcoseryl™, Bisocard™, Mestinon®, Dermatix™ and Tasmar®.
     Sales in Latin America increased 18 percent in the 2005 fourth quarter and 14 percent for the 2005 year, compared to the same periods last year. Foreign currency translation in Latin America increased product sales by $3.7 million in the 2005 fourth quarter and by $8.9 million in the year. Growth in Latin America was driven primarily by Bedoyecta and a variety of promoted products.
     Sales in the Asia, Africa and Australia (AAA) region increased 11 percent in the 2005 fourth quarter and 15 percent for the 2005 year, primarily due to increased sales of promoted brands and regional products.
Financial Metrics:
     The company’s gross margin on product sales in 2005 improved to 69 percent, compared to 67 percent in 2004. The improvement primarily reflects increased sales in North America, a favorable mix of higher margin products and the company’s manufacturing improvement efforts.
     Adjusted for non-GAAP items, selling expense was 31 percent of product sales in 2005, compared to 32 percent in 2004. General and administrative expenses were 15 percent of sales in 2005, compared to 16 percent a year ago. The improvements reflect increased product sales and an ongoing effort to control expenses, partially offset by investments for business expansion, product launches and investments in the company’s infrastructure to support future growth.
     Research and development costs were 16 percent of sales in 2005 compared to 15 percent in 2004. The increase reflects investment in the company’s late-stage pipeline for the development of Viramidine®, pradefovir, retigabine and Zelapar™.
Balance Sheet Information:
     Cash and marketable securities at December 31, 2005 totaled $235.1 million, compared to $461.5 million at December 31, 2004. The reduction in cash was primarily due to the acquisitions of Xcel Pharmaceuticals and Infergen.

3

Recent developments and Expectations:
     The company expects operating metrics in 2006 to be in the ranges noted in the table below. These metrics are compared against the company’s performance in 2004 and 2005, as well as its previously communicated goals for 2008 as follows:

	2004A*	2005A*	2006E*	2008E*
Gross Margin	67%	69%	69-71%	75-80%
Cost of Goods Sold	33%	31%	29-31%	20-25%
Selling Expense	32%	31%	30-32%**	25-30%
G & A	16%	15%	12-14%	10-12%
R&D	15%	16%	16-18%	10-12%
Effective Tax Rate	26%	35%	30-32%	28-30%

*	Includes non-GAAP adjustments. A reconciliation of GAAP to non-GAAP results is provided in Tables 2-4.

**	Does not include costs for pre-launch activities associated with Viramidine, estimated to be between $10-15 million.
     The company expects that the impact on 2006 results from the implementation of Statement of Financial Accounting Standards 123(R) will be a reduction in pre-tax income of approximately $20 million.
Conference Call and Webcast Information:
     Valeant will host a conference call today at 9:00 a.m. EST (6:00 a.m. PST) to discuss its 2005 fourth quarter and year results. The dial-in number to participate on this call is (877) 295-5743, confirmation code 5902588. International callers should dial (706) 679-0845, confirmation code 5902588. The company will also webcast the conference call live over the Internet. The webcast may be accessed through the investor relations section of Valeant’s corporate Web site at www.valeant.com.
About Valeant:
     Valeant Pharmaceuticals International (NYSE: VRX) is a global, research-based specialty pharmaceutical company that discovers, develops, manufactures and markets pharmaceutical products primarily in the areas of neurology, infectious disease and dermatology. More information about Valeant can be found at www.valeant.com.

4

     Viramidine, Efudex, Diastat, Migranal, Kinerase, Infergen, Mestinon, Bedoyecta, Dermatix, Cesamet, Solcoseryl, Bisocard and Tasmar are trademarks or registered trademarks of Valeant Pharmaceuticals International or its related companies. All other trademarks are the trademarks or the registered trademarks of their respective owners.
FORWARD-LOOKING STATEMENTS:
     This press release may contain forward-looking statements that are based on management’s current expectations and involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to projections of future sales, returns on invested assets and clinical development, regulatory approval processes, marketplace acceptance of the company’s products, success of the company’s strategic repositioning initiatives and the ability of management to execute them, cost-cutting measures, success of the company’s strategic plan and the ability to achieve financial targets and cost reduction goals, general economic factors and business and capital market conditions, general industry trends, changes in tax law requirements and government regulation, adverse events that would require clinical trials to be prematurely terminated, clinical results that indicate continuing clinical and commercial pursuit of product candidates is not advisable, and the fact that Phase 2 clinical trial results are not always indicative of those seen in Phase 3 clinical trials, and other risks detailed from time to time in Valeant’s SEC filings. Valeant wishes to caution the reader that these factors, as well as other factors described in Valeant’s SEC filings, are among the factors that could cause actual results to differ materially from the expectations described in the forward-looking statements. Valeant also cautions the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this release. The company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this release or to reflect actual outcomes.
NON-GAAP INFORMATION:
     To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as in-process research and development expenses, special charges and credits, and results of discontinued businesses. Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the company as they result from transactions outside the ordinary course of business. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty in forecasting such items. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
Financial Tables Follow
###

5

Valeant Pharmaceuticals International Consolidated Condensed Statement of Income For the three and twelve months ended December 31, 2005 and 2004	Table 1

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(In thousands, except per share data)	2005	2004	% Change	2005	2004	% Change
Product sales	$205,400	$175,035	17%	$731,035	$606,093	21%
Ribavirin royalties	26,152	12,983	101%	91,646	76,427	20%

Total revenues	231,552	188,018	23%	822,681	682,520	21%

Cost of goods sold	65,871	58,399	13%	223,226	200,313	11%
Selling expenses	58,890	50,204	17%	232,176	196,567	18%
General and administrative expenses	30,517	24,880	23%	107,744	98,566	9%
Research and development costs	31,589	28,067	13%	113,755	92,496	23%
Acquired in-process research and development (a)	47,200	—	—	173,599	11,770	1375%
Restructuring charges (b)	747	(772)	—	1,253	19,344	(94%)
Amortization expense	21,871	17,789	23%	68,832	59,303	16%

	256,685	178,567	44%	920,585	678,359	36%

Income (loss) from operations	(25,133)	9,451		(97,904)	4,161

Interest expense, net	(6,663)	(6,012)		(27,157)	(36,833)
Loss on early extinguishment of debt	—	—		—	(19,892)
Other income (expense), net including translation and exchange	(729)	2,334		(6,358)	141

Income (loss) from continuing operations before provision for income taxes and minority interest	(32,525)	5,773		(131,419)	(52,423)
Provision for income taxes	12,442	95,428		54,187	83,597
Minority interest	(202)	225		287	233

Loss from continuing operations	(44,765)	(89,880)		(185,893)	(136,253)

Income (loss) from discontinued operations, net	2	(9,152)		(2,366)	(33,544)

Net loss	$(44,763)	$(99,032)		$(188,259)	$(169,797)

Basic earnings per common share
Loss from continuing operations	$(0.48)	$(1.07)		$(2.03)	$(1.62)
Discontinued operations, net	—	(0.11)		(0.02)	(0.40)

Net loss	$(0.48)	$(1.18)		$(2.05)	$(2.02)

Shares used in per share computation	92,701	84,161		91,696	83,887

Diluted earnings per common share
Loss from continuing operations	$(0.48)	$(1.07)		$(2.03)	$(1.62)
Discontinued operations, net	—	(0.11)		(0.02)	(0.40)

Net loss	$(0.48)	$(1.18)		$(2.05)	$(2.02)

Shares used in per share computation	92,701	84,161		91,696	83,887

(a)	Expense associated with the write-off of acquired in-process research and development (“IPR&D”) related to the Xcel Pharmaceuticals, Inc. and Infergen acquisitions in 2005 and the Amarin acquisition in 2004.

(b)	Restructuring charges relate to our manufacturing rationalization plan.

Valeant Pharmaceuticals International Consolidated Condensed Statements of Operations and Reconciliation of Non-GAAP Adjustments	Table 2

	Three Months Ended
	December 31, 2005
		Non-GAAP
(In thousands, except per share data)	GAAP	Adjustments			Adjusted
Product sales	$205,400	$—			$205,400
Ribavirin royalties	26,152	—			26,152

Total revenues	231,552	—			231,552

Cost of goods sold	65,871	—			65,871
Selling expenses	58,890	(3,041)	(a	)	55,849
General and administrative expenses	30,517	(158)	(a	)	30,359
Research and development costs	31,589	—			31,589
Acquired in-process research and development	47,200	(47,200)	(b	)	—
Restructuring charges	747	(747)	(c	)	—
Amortization expense	21,871	(5,885)	(d	)	15,986

	256,685	(57,031)			199,654

Income (loss) from operations	(25,133)	57,031			31,898

Interest expense, net	(6,663)	—			(6,663)
Other expense, net including translation and exchange	(729)	—			(729)

Income (loss) from continuing operations before provision for income taxes and minority interest	(32,525)	57,031			24,506

Provision for income taxes	12,442	(3,865)	(e	)	8,577
Minority interest	(202)	—			(202)

Income (loss) from continuing operations	(44,765)	60,896			16,131

Income from discontinued operations, net	2	55	(f	)	57

Net income (loss)	$(44,763)	$60,951			$16,188

Basic earnings per common share
Income (loss) from continuing operations	$(0.48)				$0.17
Discontinued operations, net	—				0.01

Net income (loss)	$(0.48)				$0.18

Shares used in per share computation	92,701				92,701

Diluted earnings per common share
Income (loss) from continuing operations	$(0.48)				$0.17
Discontinued operations, net	—				—

Net income (loss)	$(0.48)				$0.17 (g)

Shares used in per share computation	92,701				95,338

(a)	Costs associated with the restructuring of the sales force in Iberia.

(b)	Expense associated with the write-off of acquired IPR&D related to the Infergen acquisition.

(c)	Restructuring charges relate to our manufacturing rationalization plan.

(d)	Impairment charges on products primarily sold in Germany $5.1 million, U.K. $0.6 million and Brazil $0.2 million, which have either been discontinued or where sales are projected to decrease due to regulatory or other reasons.

(e)	Tax effect for non-GAAP adjustments, including $8.6 million attributable to tax benefits from U.S. net operating losses not recognized for GAAP purposes and $3.4 million of favorable settlements in foreign locations.

(f)	Net gain on sale of discontinued operations in Hungary.

(g)	Shares used in adjusted diluted earnings per share (“EPS”) includes the effect of diluted shares which are anti-dilutive to GAAP EPS.
To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as in-process research and development expenses, special charges and credits, and results of discontinued businesses. Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the company as they result from transactions outside the ordinary course of business. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty in forecasting such items.
By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Valeant Pharmaceuticals International Consolidated Condensed Statements of Operations and Reconciliation of Non-GAAP Adjustments	Table 2.1

	Three Months Ended
	December 31, 2004
		Non-GAAP
(In thousands, except per share data)	GAAP	Adjustments			Adjusted
Product sales	175,035	$—			$175,035
Ribavirin royalties	12,983	—			12,983

Total revenues	188,018	—			188,018

Cost of goods sold	58,399	—			58,399
Selling expenses	50,204	(50)	(a)		50,154
General and administrative expenses	24,880	2,973	(a),	(b)	27,853
Research and development costs	28,067	—			28,067
Restructuring charges	(772)	772	(c)		—
Amortization expense	17,789	(4,797)	(d)		12,992

	178,567	(1,102)			177,465

Income from operations	9,451	1,102			10,553

Interest expense, net	(6,012)	—			(6,012)
Other income, net including translation and exchange	2,334	—			2,334

Income from continuing operations before provision for income taxes and minority interest	5,773	1,102			6,875

Provision for income taxes	95,428	(93,639)	(e)		1,789
Minority interest	225	—			225

Income (loss) from continuing operations	(89,880)	94,741			4,861

Loss from discontinued operations, net	(9,152)	6,362	(f)		(2,790)

Net Income (loss)	$(99,032)	$101,103			$2,071

Basic earnings per common share
Income (loss) from continuing operations	$(1.07)				$0.06
Discontinued operations, net	(0.11)				(0.03)

Net Income (loss)	$(1.18)				$0.03

Shares used in per share computation	84,161				84,161

Diluted earnings per common share
Income (loss) from continuing operations	$(1.07)				$0.06
Discontinued operations, net	(0.11)				(0.03)

Net Income (loss)	$(1.18)				$0.03

Shares used in per share computation	84,161				87,327 (g)

(a)	Sales force reduction costs.

(b)	Legal expenses related to the settlement of a bondholder class action lawsuit.

(c)	Restructuring charges were primarily related to our manufacturing rationalization plan and include impairment charges on manufacturing sites and severance charges.

(d)	Product impairment.

(e)	Tax effect on non-GAAP adjustments. Includes an increase of $95.6 million in the valuation allowance to recognize the uncertainty of realizing the benefits of U.S. net operating losses and research credits.

(f)	Increase in the tax valuation allowance to recognize the uncertainty of realizing the benefits of U.S. net operating losses.

(g)	Shares used in adjusted diluted EPS includes the effect of diluted shares which are anti-dilutive to GAAP EPS.
See non-GAAP financial measure disclosure on Table 2.

Valeant Pharmaceuticals International Consolidated Condensed Statements of Operations and Reconciliation of Non-GAAP Adjustments	Table 3

	Twelve Months Ended
	December 31, 2005
		Non-GAAP
(In thousands, except per share data)	GAAP	Adjustments			Adjusted
Product sales	$731,035	$—			$731,035
Ribavirin royalties	91,646	—			91,646

Total revenues	822,681	—			822,681

Cost of goods sold	223,226	—			223,226
Selling expenses	232,176	(3,041)	(a	)	229,135
General and administrative expenses	107,744	(158)	(a	)	107,586
Research and development costs	113,755	—			113,755
Acquired in-process research and development	173,599	(173,599)	(b	)	—
Restructuring charges	1,253	(1,253)	(c	)	—
Amortization expense	68,832	(7,417)	(d	)	61,415

	920,585	(185,468)			735,117

Income (loss) from operations	(97,904)	185,468			87,564

Interest expense, net	(27,157)	—			(27,157)
Other expense, net including translation and exchange	(6,358)	—			(6,358)

Income (loss) from continuing operations before provision for income taxes and minority interest	(131,419)	185,468			54,049

Provision for income taxes	54,187	(35,270)	(e	)	18,917
Minority interest	287	—			287

Income (loss) from continuing operations	(185,893)	220,738			34,845

Loss from discontinued operations, net	(2,366)	(1,725)	(f	)	(4,091)

Net income (loss)	$(188,259)	$219,013			$30,754

Basic earnings per common share
Income (loss) from continuing operations	$(2.03)				$0.38
Discontinued operations, net	(0.02)				(0.04)

Net income (loss)	$(2.05)				$0.34

Shares used in per share computation	91,696				91,696

Diluted earnings per common share
Income (loss) from continuing operations	$(2.03)				$0.37
Discontinued operations, net	(0.02)				(0.05)

Net income (loss)	$(2.05)				$0.32

Shares used in per share computation	91,696				94,844 (g)

(a)	Costs associated with the restructuring of the sales force in Iberia.

(b)	Expense associated with the write-off of acquired IPR&D related to the Xcel Pharmaceuticals and Infergen acquisitions.

(c)	Restructuring charges relate to our manufacturing rationalization plan.

(d)	Impairment charges on products sold primarily in Germany, U.S., U.K., Brazil and Spain.

(e)	Tax effect for non-GAAP adjustments. The tax adjustment includes $24.3 million attributable to tax benefits from U.S. net operating losses not recognized for GAAP purposes, $21.7 million relating to our estimate of expenses associated with issues raised by the Internal Revenue Service, $4.5 million related to the repatriation of foreign earnings related to the American Jobs Creation Act of 2004, $3.4 million of favorable settlements in foreign locations and $10.5 million of foreign valuation allowance releases. $126.4 million of the IPR&D charge, is not deductible for income tax purposes.

(f)	Net gain on sale of discontinued operations in Hungary.

(g)	Shares used in adjusted diluted earnings per share (“EPS”) includes the effect of diluted shares which are anti-dilutive to GAAP EPS.
See non-GAAP financial measure disclosure on Table 2.

Valeant Pharmaceuticals International Consolidated Condensed Statements of Operations and Reconciliation of Non-GAAP Adjustments	Table 3.1

	Twelve Months Ended
	December 31, 2004
		Non-GAAP
(In thousands, except per share data)	GAAP	Adjustments			Adjusted
Product sales	$606,093	$—			$606,093
Ribavirin royalties	76,427	—			76,427

Total revenues	682,520	—			682,520

Cost of goods sold	200,313	—			200,313
Selling expenses	196,567	(3,611)	(a	)	192,956
General and administrative expenses	98,566	(1,376)	(a	),(b)	97,190
Research and development costs	92,496	—			92,496
Acquired in-process research and development	11,770	(11,770)	(c	)	—
Restructuring charges	19,344	(19,344)	(d	)	—
Amortization expense	59,303	(4,797)	(e	)	54,506

	678,359	(40,898)			637,461

Income from operations	4,161	40,898			45,059

Interest expense, net	(36,833)	—			(36,833)
Other income (expense), net including translation and exchange	(19,751)	19,892	(f	)	141

Income (loss) from continuing operations before provision for income taxes and minority interest	(52,423)	60,790			8,367

Provision for income taxes	83,597	(81,421)	(g	)	2,176
Minority interest	233	—			233

Income (loss) from continuing operations	(136,253)	142,211			5,958

Loss from discontinued operations, net	(33,544)	16,442	(h	)	(17,102)

Net loss	$(169,797)	$158,653			$(11,144)

Basic earnings per common share
Income (loss) from continuing operations	$(1.62)				$0.07
Discontinued operations, net	(0.40)				(0.20)

Net loss	$(2.02)				$(0.13)

Shares used in per share computation	83,887				83,887

Diluted earnings per common share
Income (loss) from continuing operations	$(1.62)				$0.07
Discontinued operations, net	(0.40)				(0.20)

Net loss	$(2.02)				$(0.13)

Shares used in per share computation	83,887				86,742 (i)

(a)	Sales force reduction costs.

(b)	Legal expenses related to the settlement of the bondholder class action lawsuit.

(c)	In-process research and development charge related to the acquisition of Amarin.

(d)	Restructuring charges were primarily related to our manufacturing rationalization plan and include impairment charges on manufacturing sites and severance charges.

(e)	Product impairment.

(f)	Loss on early extinguishment of debt.

(g)	Tax effect on non-GAAP adjustments. Includes an increase of $95.6 million in the valuation allowance to recognize the uncertainty of realizing the benefits of U.S. net operating losses and research credits, plus a $6.5 million valuation allowance on Spanish and Argentine net operating losses and a $1.8 million Puerto Rico tax settlement.

(h)	Environmental reserve, net of tax.

(i)	Shares used in adjusted diluted EPS includes the effect of diluted shares which are anti-dilutive to GAAP EPS.
See non-GAAP financial measure disclosure on Table 2.

Valeant Pharmaceuticals International GAAP reconciliation of basic and diluted earnings per share For the three and twelve months ended December 31, 2005 and 2004	Table 4

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In thousands, except per share data)	2005	2004	2005	2004
Loss from continuing operations	$(44,765)	$(89,880)	$(185,893)	$(136,253)

Non-GAAP pre-tax adjustments:
Acquired IPR&D	47,200	—	173,599	11,770
Sales force reduction costs	3,199	(423)	3,199	4,262
Product impairment charges	5,885	4,797	7,417	4,797
Restructuring charges	747	(772)	1,253	19,344
Loss on early extinguishment of debt	—	—	—	19,892
Settlement of class action lawsuit	—	(2,500)	—	725
Tax effect on the above charges and tax settlements	3,865	93,639	35,270	81,421

Adjusted income from continuing operations before the above charges	$16,131	$4,861	$34,845	$5,958

Adjusted basic EPS from continuing operations	$0.17	$0.06	$0.38	$0.07

Adjusted diluted EPS from continuing operations	$0.17	$0.06	$0.37	$0.07

Shares used in basic per share calculation	92,701	84,161	91,696	83,887

Shares used in diluted per share calculation	95,338	87,327	94,844	86,742

Reconciliation of consolidated operating income to non-GAAP adjusted earnings before interest, taxes, depreciation and amortization
(“EBITDA”)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2005	2004	% Change	2005	2004	% Change
Consolidated operating income (loss) (GAAP)	$(25,134)	$9,451	—	$(97,905)	$4,161	—
Depreciation and amortization	29,030	24,617	18%	97,351	87,138	12%

EBITDA (non-GAAP) (a)	3,896	34,068	-89%	(554)	91,299	—
Non-GAAP adjustments (b)	51,146	(3,695)		178,051	36,101

Adjusted EBITDA (non-GAAP) (a)	$55,042	$30,373	81%	$177,497	$127,400	39%

(a)	We believe that EBITDA is a meaningful non-GAAP financial measure as an earnings-derived indicator of the cashflow generation ability of the company. We calculate EBITDA by adding depreciation and amortization back to consolidated operating income. Adjusted EBITDA excludes the additional costs set forth in note (b) below. Adjusted EBITDA, as defined and presented by us, may not be comparable to similar measures reported by other companies.

(b)	See Tables 2, 2.1, 3 and 3.1 for explanation of non-GAAP adjustments.
See non-GAAP financial measure disclosure in Table 2.

Valeant Pharmaceuticals International	Table 5
Supplemental Sales Information
For the three and twelve months ended December 31, 2005 and 2004
(In thousands)

	Three Months Ended			%	Twelve Months Ended			%
	December 31,			Increase/	December 31,			Increase/
	2005	2004		(Decrease)	2005	2004		(Decrease)
Dermatology
Efudix/Efudex®(G)(P)	$14,307	$11,237		27%	$60,179	$45,453		32%
Kinerase®(G)(P)	6,090	3,744		63%	22,267	15,619		43%
Oxsoralen-Ultra®(G)(P)	1,820	2,768		(34%)	9,365	10,910		(14%)
Dermatix™(G)(P)	2,479	1,936		28%	9,189	7,034		31%
Eldoquin (P)	1,798	1,842		(2%)	6,316	6,099		4%
Other Dermatology	9,625	(a)		—	34,366	(a)		—

Infectious Disease
Virazole®(G)(P)	4,180	3,704		13%	15,352	13,822		11%
Other Infectious Disease	6,414	(a)		—	21,465	(a)		—

Neurology
Diastat(P)(b)	10,639	—		—	47,631	—		—
Mestinon®(G)(P)	11,031	11,304		(2%)	43,531	41,631		5%
Librax(P)	8,367	5,554		51%	18,159	16,868		8%
Migranal(P)(b)	4,300	—		—	12,949	—		—
Dalmane/Dalmadorm(P)	3,716	3,276		13%	12,285	12,146		1%
Cesamet(P)	3,117	1,705		83%	10,009	4,957		102%
Limbitrol(P)	1,510	1,763		(14%)	5,858	5,869		(0%)
TASMAR®(G)(P)(c)	1,919	846		127%	5,829	3,551		64%
Other Neurology	17,608	(a)		—	54,658	(a)		—

Other Therapeutic Classes
Bedoyecta™(P)	12,115	13,239		(8%)	46,884	30,654		53%
Solcoseryl(P)	5,041	4,009		26%	18,983	14,397		32%
Nyal(P)	1,716	2,498		(31%)	13,747	11,904		15%
Bisocard(P)	3,544	3,562		(1%)	12,847	10,613		21%
Calcitonin(P)	2,492	2,298		8%	9,645	10,420		(7%)
Espaven(P)	3,877	2,455		58%	9,272	7,010		32%
Aclotin(P)	1,374	1,443		(5%)	5,643	5,606		1%
Espacil(P)	1,979	1,437		38%	5,979	5,028		19%
Other Pharmaceutical Products	64,342	94,415	(a)	(32%)	218,627	326,502	(a)	(33%)

Total Product Sales	$205,400	$175,035		17%	$731,035	$606,093		21%

Total Global Brand Product Sales(G)	$41,826	$35,539		18%	$165,712	$138,020		20%

Total Promoted Product Sales(P)	$107,411	$80,620		33%	$401,919	279,591		44%

(a)	In 2004, the Company tracked other products, but not by quarter and therapeutic classes; therefore, our ability to provide additional data by therapeutic classes is not practicable at this time. A total for other pharmaceutical products is not provided as the amount would not be comparable to 2005 periods.

(b)	Diastat and Migranal were acquired in March 2005; total sales of products acquired in the Xcel transaction were $18.9 million and $73.4 million for the three and twelve months ended December 31, 2005, respectively.

(c)	Tasmar was acquired in April 2004.

(G)	Global products represent those products with targeted centralized promotional strategy.

(P)	Promoted products represent promoted products with annualized sales greater than $5 million.

Valeant Pharmaceuticals International	Table 6
Consolidated Condensed Statement of Revenue and Operating Income — Regional
For the three and twelve months ended December 31, 2005 and 2004
(In thousands)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2005	2004	% Change	2005	2004	% Change
Revenues

North America	61,272	43,299	42%	$231,137	$142,799	62%
Latin America	56,356	47,568	18%	173,233	151,726	14%
Europe	71,046	69,077	3%	260,372	253,748	3%
AAA	16,726	15,091	11%	66,293	57,820	15%

Total specialty pharmaceuticals	205,400	175,035	17%	731,035	606,093	21%

Ribavirin royalty revenues	26,152	12,983	101%	91,646	76,427	20%

Consolidated revenues	$231,552	$188,018	23%	$822,681	$682,520	21%

Cost of goods sold	$65,871	$58,399	13%	$223,226	$200,313	11%

Gross profit margin on pharmaceutical sales	68%	67%		69%	67%

Operating Income (Loss)

North America	$18,717	$14,591	28%	$68,081	$44,438	53%
Latin America	23,454	16,888	39%	60,796	46,124	32%
Europe	4,661	5,575	(16%)	35,389	31,347	13%
AAA	(781)	329	—	4,472	3,103	44%

	46,051	37,383	23%	168,738	125,012	35%

Corporate expenses	(9,054)	(11,817)	-23%	(52,720)	(50,877)	4%

Total specialty pharmaceuticals	36,997	25,566	45%	116,018	74,135	56%

Restructuring charges	(747)	772	—	(1,253)	(19,344)	(94%)
R&D	(14,184)	(16,887)	(16%)	(39,071)	(38,860)	1%
Acquired IPR&D	(47,200)	—	—	(173,599)	(11,770)	1375%

Total consolidated operating income (loss)	$(25,134)	$9,451		$(97,905)	$4,161

	Three Months Ended				Twelve Months Ended
	Dec. 31, 2005%		Dec. 31, 2004%		Dec. 31, 2005%		Dec. 31, 2004%
Gross Profit

North America	$48,951	80%	$33,289	77%	$185,608	80%	$115,640	81%
Latin America	41,686	74%	36,779	77%	127,953	74%	110,764	73%
Europe	41,780	59%	39,140	57%	161,352	62%	150,830	59%
AAA	7,112	43%	7,428	49%	32,896	50%	28,546	49%

Total specialty pharmaceuticals	$139,529	68%	$116,636	67%	$507,809	69%	$405,780	67%

Valeant Pharmaceuticals International	Table 7
Consolidated Balance Sheet and Other Data
(In thousands)

	December 31,	December 31,
	2005	2004
Balance Sheet Data

Cash and cash equivalents	$224,856	$222,590
Marketable securities	10,210	238,918

Total cash and marketable securities	$235,066	$461,508

Accounts receivable, net	$187,987	$171,859
Inventory, net	136,034	112,250
Long-term debt	788,439	793,139
Total equity	435,187	476,224

	Twelve Months Ended
	December 31,	December 31,
	2005	2004
Other Data

Cash flow provided by (used in) continuing operations

Operating activities	$63,798	$36,018
Investing activities	(223,493)	135,071
Financing activities	168,970	(368,984)
Effect of exchange rate changes on cash and cash equivalents	(7,009)	10,466

Net increase (decrease) in cash and cash equivalents	2,266	(187,429)
Net increase (decrease) in marketable securities	(228,708)	(225,044)

Net decrease in cash and marketable securities	$(226,442)	$(412,473)

Valeant Pharmaceuticals International	Table 8
Supplemental Non-GAAP Information on Currency Effect
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Consolidated

Product sales	$205,400	$175,035	$731,035	$606,093
Currency effect	702		(19,440)
Product sales, excluding currency impact	$206,102		$711,595

Operating income (loss)	$(25,133)	$9,451	$(97,904)	$4,161
Currency effect	(2,327)		(7,427)
Operating income, excluding currency impact	$(27,460)		$(105,331)

Geographic Product Sales

North America pharmaceuticals	$61,272	$43,299	$231,137	$142,799
Currency effect	(343)		(2,008)
North America pharmaceuticals, excluding currency impact	$60,929		$229,129

Latin America pharmaceuticals	$56,356	$47,568	$173,233	$151,726
Currency effect	(3,688)		(8,924)
Latin America pharmaceuticals, excluding currency impact	$52,668		$164,309

Europe pharmaceuticals	$71,046	$69,077	$260,372	$253,748
Currency effect	4,353		(7,609)
Europe pharmaceuticals, excluding currency impact	$75,399		$252,763

AAA pharmaceuticals	$16,726	$15,091	$66,293	$57,820
Currency effect	380		(899)
AAA pharmaceuticals, excluding currency impact	$17,106		$65,394
Note: Currency effect is determined by comparing adjusted 2005 reported amounts, calculated using 2004 monthly average exchange rates, to the actual 2004 reported amounts. Constant currency sales is not a GAAP defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.